Exhibit 10.1

SIXTH AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Sixth Amendment (“Sixth Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, as amended (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of June 18, 2024 (the “Amendment Effective Date”). Capitalized terms used in this Sixth Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.

Pursuant to Section 13.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.

The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to (i) extend the period under which Incentive Stock Options (as defined in the Plan) may be granted under the Plan and (ii) increase the Share Limit.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.	Section 2.19. Section 2.19 is hereby deleted and replaced in its entirety with the following:

“2.19 “Effective Date” shall mean June 18, 2024, provided, however, that solely for purposes of the last sentence of Section 13.1, the Effective Date shall be the date on which the Plan (as amended by the Sixth Amendment to the Plan) is adopted by the Board, subject to approval of the Plan (as amended by the Sixth Amendment to the Plan) by the Company’s stockholders.”

2.	Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to 17,529,412 Shares (the “Share Limit”), all of which may be issued as Incentive Stock Options.”

3.	This Sixth Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.